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Exhibit 99.1

Filed By: ChoiceTel Communications, Inc.
Pursuant to Rule 425 of the Securities Act of 1933
Commission File No. 0-230 17
Subject Company: ChoiceTel Communications, Inc.

Press Release

ChoiceTel Communications, Inc.
and Sontra Medical, Inc. To Merge

        WAYZATA, Minnesota—February 28, 2002—ChoiceTel Communications, Inc. (NasdaqSC: PHON) announced today that it has entered into a merger agreement with Sontra Medical, Inc., a company in the business of developing ultrasound-based skin permeation technologies.

        After completion of the transaction, the Sontra Medical management team will remain in place, led by Chairman, President and Chief Executive Officer James R. McNab, Jr. and Chief Scientific Officer Dr. Joseph Kost, who are the co-founders of Sontra Medical. Mr. McNab previously co-founded Parker Medical, Inc. in 1986, which was subsequently sold to Smith & Nephew PLC in 1996. Mr. McNab was also a founder of Reprogenesis, Inc. which merged into Curis, Inc. in August 2000. Mr. McNab presently serves as Chairman of the Executive Committee at Curis, Inc. He is also Chairman and founder of eNOS Pharmaceuticals, Inc., a Cambridge, Massachusetts based early stage pharmaceutical company focused on statin combination therapy. Joseph Kost, D.Sc., is a pioneer in the field of sonophoresis and has more than 20 years experience in sonophoresis, glucose sensing, and controlled drug delivery. Dr. Kost directs Sontra's research and development activities. In addition, current ChoiceTel directors Gary Kohler and Michael Wigley will remain on ChoiceTel's board after the merger and will be joined by five (5) persons selected by Sontra Medical.

        "After reviewing numerous opportunities, we believe shareholder value will be created through this transaction," said Gary Kohler, ChoiceTel's founder and chairman. "Sontra Medical has shown a clear vision and solid business model in an industry with substantial growth opportunities. Sontra Medical's SonoPrep™ device and related technology may enable the development of transdermally delivered drugs, some of which might not otherwise be deliverable without injection. Moreover, the SonoPrep™ system has been used successfully to sample interstitial fluids transdermally. We are enthusiastic about the technology underlying the SonoPrep™ device, which was initially developed by Dr. Robert S. Langer and Dr. Joseph Kost in their laboratories at the Massachusetts Institute of Technology. We are happy to be able to provide capital to Sontra Medical so that it may continue to develop what we believe to be a promising technology."

        Mr. McNab noted that, "This transaction provides Sontra Medical with funding to continue the development of our glucose sensing project and drug delivery initiatives. We believe that our SonoPrep™ device could have wide-ranging applications in the fields of non-invasive diagnostics and transdermal drug delivery. Sontra Medical intends to enter into multiple relationships with pharmaceutical and diagnostic companies so that they may incorporate this non-invasive technology into their products and services."

        Under the terms of the transaction, which was approved by the boards of directors of both companies, CC Merger Corp., a newly formed wholly-owned subsidiary of ChoiceTel Communications, Inc., will merge with and into Sontra Medical, with Sontra Medical as the surviving corporation becoming a wholly-owned subsidiary of ChoiceTel. On the closing date of the merger, the outstanding shares of Sontra Medical's stock will be converted into the right to receive newly-issued shares of ChoiceTel common stock based on an exchange ratio of 0.2347, which exchange ratio is subject to adjustment in certain circumstances as set forth in the merger agreement. Based on this exchange ratio, the 32,162,829 shares of Sontra Medical's stock currently outstanding will be converted into the right to receive approximately 7,548,616 newly-issued shares of ChoiceTel common stock on the closing date of the merger. This exchange ratio for the merger is based on a value of approximately $0.50 per share for each share of Sontra Medical common stock, which was the approximate price per share of stock sold in Sontra Medical's most recently completed round of venture financing, and a value of $2.13 per share for each share of ChoiceTel common stock. After completion of the transaction, the shareholders of Sontra Medical will own approximately 71% of ChoiceTel and ChoiceTel shareholders will own approximately 29% of ChoiceTel. Outstanding rights to purchase stock of Sontra Medical will also be converted into the right to purchase ChoiceTel common stock at the same exchange ratio. Upon completion of the merger, ChoiceTel intends to change its name and will operate as Sontra Medical, Inc. with its headquarters in Cambridge, Massachusetts.

        The transaction, which is anticipated to be tax-free to the shareholders of both companies, is expected to close late in the second fiscal quarter, subject to regulatory approvals, approval by the shareholders of both companies, and customary closing conditions. The holders of approximately 60% of ChoiceTel's outstanding shares of common stock have agreed to vote their shares in favor of the merger, and the holders of approximately 85% of Sontra Medical's outstanding shares of capital stock have agreed to vote their shares in favor of the merger.

        Prior to consummation of this transaction, ChoiceTel will file a registration statement on Form S-4 and a proxy statement/prospectus with the United States Securities and Exchange Commission (SEC). Shareholders are urged to read the registration statement and proxy statement/prospectus carefully when they become available to learn important information about ChoiceTel, Sontra Medical and the proposed merger. Shareholders will be able to obtain copies of these documents when they become available, along with other documents filed with the SEC, free of charge, through the web site maintained by the SEC at http://www.sec.gov, or by visiting the SEC's public reference room located at 450 5th Street, N.W., Washington, DC 20549. You may obtain information relating to the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Shareholders can also obtain, free of charge, copies of the registration statement on Form S-4 and the proxy statement/prospectus when it becomes available, along with any documents ChoiceTel has filed with the SEC, by contacting ChoiceTel at 952-249-1802. ChoiceTel Communications, Inc. and ChoiceTel's directors may be deemed to be participants in the solicitation of ChoiceTel's shareholders in favor of the merger. Information concerning the direct or indirect interests, by security holdings or otherwise, of these persons is contained in ChoiceTel's proxy statement filed with the SEC on June 29, 2001.

About ChoiceTel Communications, Inc.

        In 1999, the Board of Directors of ChoiceTel (NasdaqSC: PHON) concluded that the pay telephone industry was no longer a growth industry and in order to successfully compete in the business, a provider must be significantly larger than ChoiceTel in order to take advantage of economies of scale. The Board of ChoiceTel determined that ChoiceTel lacked the resources to achieve the size necessary to improve its economies of scale and authorized management to sell its payphone assets. Accordingly, by March 30, 2000, ChoiceTel completed sales of approximately 4,000 payphones leaving approximately 1,500 phones located in Puerto Rico, which ChoiceTel intends to divest pursuant to the merger agreement.

About Sontra Medical, Inc.

        Sontra Medical, Inc., which is based in Cambridge, Massachusetts, develops ultrasound-based skin permeation technologies and products to extract interstitial fluid for diagnostic purposes and to deliver therapeutics and topical components for pharmaceutical and cosmetic companies. Sontra Medical currently owns or licenses ten (10) United States patents related to this technology. Ultrasound-mediated skin permeation is a novel application of ultrasound for medical purposes, and represents a major advancement in the field of transdermal transport. Sontra Medical's cornerstone product, the SonoPrep™ device, provides a noninvasive method of enhancing skin permeability. With enhanced permeability, Sontra Medical has been able to demonstrate that the sensing of glucose and other analytes can be accomplished in a non-invasive manner. Likewise, enhanced permeability of the skin allows the delivery of a number of compounds transdermally that might otherwise require more invasive procedures. Once fully developed, this technology could allow for the sustained-release delivery of peptides, proteins, and other large molecules. Sontra Medical is privately held and has secured approximately $10,000,000 in private equity funding from leading investment firms including Essex Woodlands Health Ventures, Vanguard Venture Partners, H&Q Healthcare Investors and H&Q Life Sciences Investors.

Safe Harbor Statement

        This press release contains forward-looking statements, express and implied, that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements. Risks and uncertainties include, among others, dependence on key personnel and proprietary technology, management of growth, uncertainty of product development efforts, risks associated with the product regulatory approval processes, and the risk that the conditions to the merger contained in the merger agreement, including without limitation the requirement to obtain shareholder approval of the merger, will not be satisfied and the merger will not be completed. The inability to accurately predict the success of the company after completion of the transaction, and other risks are detailed from time to time in ChoiceTel's filings with the Securities and Exchange Commission. ChoiceTel and Sontra Medical caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. ChoiceTel and Sontra Medical disclaim any obligation to publicly update or revise any such statements to reflect any change in ChoiceTel's and Sontra Medical's expectations or events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. THIS NEWS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND SHALL NOT CONSTITUTE A SOLICITATION OR AN OFFER OF ANY SECURITIES FOR SALE.

        All company and product names are trademarks of their respective owners.

Contact:
ChoiceTel Communications, Inc.,15500 Wayzata Blvd., #1029 Wayzata, Minnesota 55391 Attention: Jack Kohler Telephone: 952-249-1807
or
Sontra Medical, Inc., 58 Charles Street, Cambridge, MA 02141 Attention: Christine E. Davin, Manager of Administration Telephone: (617) 494-5337, x222

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ChoiceTel Communications, Inc. and Sontra Medical, Inc. To Merge